As filed with the Securities and Exchange Commission on May 2, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

R.R. DONNELLEY & SONS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	36-1004130
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

77 West Wacker Drive
Chicago, Illinois 60601
(Address of principal executive offices)

R.R. DONNELLEY & SONS COMPANY 2000
Broad-Based Stock Incentive Plan
(Full title of the plan)

Copy to:
Monica M. Fohrman, Secretary	Gary D. Gerstman
77 West Wacker Drive	Sidley Austin Brown & Wood
Chicago, Illinois 60601	Bank One Plaza
(312) 326-8000	Chicago, Illinois 60603
(Name, address and telephone number, including area code, of agent for service)	(312) 853-7000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $1.25	3,000,000 shares	$31.73(2)	$95,190,000(2)	$8,758

Preferred Stock Purchase Rights	— (3)	— (3)	— (3)	— (3)

(1)
Also registered hereby are such additional and indeterminate number of shares of Common Stock and Preferred Stock Purchase Rights (“Rights”) as may become issuable because of changes resulting from stock dividends, stock splits and similar changes.

(2)
Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock of the Registrant on the New York Stock Exchange on April 29, 2002 ($31.73).

(3)	Rights are initially carried and traded with the Common Stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

Registration of Additional Securities

On February 1, 2001, R.R. Donnelley & Sons Company, a Delaware corporation, filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-55788) (the “Prior Registration Statement”) in order to register shares of its common stock, $1.25 par value per share (“Common Stock”), and the related preferred stock purchase rights (the “Rights”), for issuance under the R.R. Donnelley & Sons Company 2000 Broad-Based Stock Incentive Plan (the “Plan”).

In accordance with General Instruction E to Form S-8, this Registration Statement is being filed in order to register additional shares of Common Stock and additional Rights for issuance under the Plan. The contents of the Prior Registration Statement are incorporated herein by reference. Any required opinions or consents are listed on the Exhibit Index attached hereto.

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SIGNATURES

The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 2nd day of May, 2002.

R.R. DONNELLEY & SONS COMPANY

By:	/s/ MONICA M. FOHRMAN
Monica M. Fohrman Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Monica M. Fohrman and Gregory A. Stoklosa, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings under Rule 462 promulgated under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 29th day of April , 2002.

Name	Title

/s/ WILLIAM L. DAVIS William L. Davis	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ GREGORY A. STOKLOSA Gregory A. Stoklosa	Vice President and Acting Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ JOSEPH B. ANDERSON, JR. Joseph B. Anderson, Jr.	Director

/s/ GREGORY Q. BROWN Gregory Q. Brown	Director

/s/ MARTHA LAYNE COLLINS Martha Layne Collins	Director

/s/ JAMES R. DONNELLEY James R. Donnelley	Director

/s/ JUDITH H. HAMILTON Judith H. Hamilton	Director

Thomas S. Johnson	Director

/s/ OLIVER R. SOCKWELL Oliver R. Sockwell	Director

/s/ BIDE L. THOMAS Bide L. Thomas	Director

/s/ NORMAN H. WESLEY Norman H. Wesley	Director

/s/ STEPHEN M. WOLF Stephen M. Wolf	Director

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INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description of Exhibit

4.1	Restated Certificate of Incorporation(1).

*4.2	By-Laws.

*4.3	Amendment to By-Laws adopted March 28, 2002.

4.4	Rights Agreement dated as of April 25 1996 between the Company and First Chicago Trust Company of New York(2).

*23	Consent of Arthur Andersen LLP.

*24	Powers of Attorney (contained in the Signatures page to this Registration Statement).

99	R.R. Donnelley & Sons Company 2000 Broad-Based Stock Incentive Plan(3)

*	Filed herewith.
(1)	Exhibit 3(i) to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 (Commission File No. 1-4694).
(2)	Filed on June 5, 1996 as Exhibit 4 to Form 8-A (Commission File No. 1-4694)
(3)	Filed on February 16, 2001 as Exhibit 99 to Registration Statement on Form S-8 (Registration No. 333-55788)

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